 As filed with the Securities and Exchange Commission on September 25, 1997

                                                    Registration No. 333-_______

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                           ----------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                        APACHE MEDICAL SYSTEMS, INC.
           (Exact name of registrant as specified in its charter)


          Delaware                         7371                 23-2476415
(State or other jurisdiction   (Primary Standard Industrial  (I.R.S. Employer
of incorporation or             Classification Code Number)  Identification No.)
organization)


                            1650 Tysons Boulevard
                           McLean, Virginia  22102
                         Telephone:  (703) 847-1400
   (Address, including zip code, telephone number, including area code, of registrant's principal executive offices)

               AMENDED AND RESTATED EMPLOYEE STOCK OPTION PLAN
                       OF APACHE MEDICAL SYSTEMS, INC.
                          (Full title of the plan)

                        Gerald E. Bisbee, Jr., Ph.D.
                    Chairman and Chief Executive Officer
                        APACHE Medical Systems, Inc.
                            1650 Tysons Boulevard
                           McLean, Virginia  22102
                         Telephone:  (703) 847-1400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 Copies to:

       Robert J. Sullivan                   George C. McKann, Esq.
  APACHE Medical Systems, Inc.             Gardner, Carton & Douglas
     1650 Tysons Boulevard            321 North Clark Street, Suite 3200
    McLean, Virginia  22102                 Chicago, Illinois  60610


                       CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
                                                        Proposed Maximum        Proposed Maximum
         Title of Securities             Amount to be   Offering Price Per    Aggregate Offering       Amount of
           to be Registered               Registered    Share                 Price                 Registration Fee
--------------------------------------  --------------  --------------------  --------------------  ----------------
Common Stock, par value $.01 per share  500,000 (1)(2)  $3.59375 (3)          $1,796,875            $545


(1) Amount represents the number of shares issuable pursuant to the Plan in addition to the 1,696,589 shares registered on Registration Statement No. 333-23731.

(2) Together with an indeterminable number of additional securities in order to adjust the number of securities reserved for issuance pursuant to the plan as the result of a stock split, stock dividend or similar transaction affecting the Common Stock, pursuant to 17 C.F.R. Section 230.416.

(3) Estimated in accordance with Rule 457(c) and (h)(1), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based upon the average of the high and low prices reported on the Nasdaq National Market on September 23, 1997 with respect to 500,000 shares available for grant under the Amended and Restated Employee Stock Option Plan.


        INCORPORATION BY REFERENCE OF EARLIER REGISTRATION ON FORM S-8

     APACHE Medical Systems, Inc. ("Registrant" or the "Company"), has earlier filed a registration statement on Form S-8 (Registration Statement No. 333-23731) relating to the Amended and Restated Employee Stock Option Plan of APACHE Medical Systems, Inc. (the "Earlier Registration Statement"). This Registration Statement registers additional shares for offering pursuant to such Plan. Subject to the final paragraph of Item 3 of Part II of this Registration Statement, the contents of the Earlier Registration Statement are incorporated herein by reference.

                         APACHE MEDICAL SYSTEMS, INC.

                      REGISTRATION STATEMENT ON FORM S-8

                                   PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant:

     1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

     2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1997;

     3.   The Registrant's Current Reports on Form 8-K filed January
          14, February 20 (as amended on March 28) and June 4, 1997; and

     4. The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated June 4, 1996 and the description of the Registrant's Preferred Stock Purchase Rights contained in the Registrant's Registration Statement on form 8-A dated June 4, 1997, each filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     In addition, each document filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

     Any statement contained in this Registration Statement or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in the original Section 10(a) prospectus (as regards any statement in any previously filed document incorporated by reference herein), or a statement in any subsequently filed document that is also incorporated by reference herein or a statement in any subsequent Section 10(a) prospectus, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.



ITEM 8.  INDEX TO EXHIBITS.

     Exhibit Number  Description of Document
     --------------  -----------------------
           4.1       Amended and Restated Certificate of Incorporation**
           4.2       By-laws*
           5.1       Opinion of Gardner, Carton & Douglas regarding legality of securities
          23.1       Consent of KPMG Peat Marwick LLP
          23.2       Consent of Gardner, Carton & Douglas (included in exhibit 5.1)
          24.1       Powers of Attorney (included on signature page)

________________
* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (333-4106), initially filed April 26, 1996.
** Incorporated by reference to the Registrant's Report on Form 10-Q for the quarter ended June 30, 1997.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, State of Virginia, on this 25th day of September 1997.

                                     APACHE MEDICAL SYSTEMS, INC.

                                     By:   /s/ Gerald E. Bisbee, Jr., Ph.D.
                                        ------------------------------------
                                            Gerald E. Bisbee, Jr., Ph.D.
                                        Chairman and Chief Executive Officer


                              POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gerald E. Bisbee, Jr., Ph.D. and Robert
J. Sullivan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement and any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents or his or their substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on this 25th day of September 1997.



SIGNATURES                                                   TITLE
----------                                                   -----
 /s/  Gerald E. Bisbee, Jr., Ph.D.              Chairman and Chief Executive Officer
----------------------------------              (Principal Executive Officer)
Gerald E. Bisbee, Jr., Ph.D.

 /s/  Robert J. Sullivan                        Vice President, Chief Financial Officer and Treasurer
----------------------------------              (Principal Financial and Accounting Officer)
Robert J. Sullivan

 /s/  Edward J. Connors                         Director
----------------------------------
Edward J. Connors

 /s/  Thomas W. Hodson                          Director
----------------------------------
Thomas W. Hodson

 /s/  William A. Knaus, M.D.                    Director
----------------------------------
William A. Knaus, M.D.

 /s/  Lawrence S. Lewin                         Director
----------------------------------
Lawrence S. Lewin

 /s/  Francis G. Ziegler                        Director
----------------------------------
Francis G. Ziegler

                              INDEX TO EXHIBITS



Exhibit Number  Description of Document
--------------  -----------------------
       4.1      Amended and Restated Certificate of Incorporation**
       4.2      By-laws*
       5.1      Opinion of Gardner, Carton & Douglas regarding legality of securities
       23.1     Consent of KPMG Peat Marwick LLP
       23.2     Consent of Gardner, Carton & Douglas (included in exhibit 5.1)
       24.1     Powers of Attorney (included on signature page)

_____________
* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (333-4106), initially filed April 26, 1996.

** Incorporated by reference to the Registrant's Report on Form 10-Q for the quarter ended June 30, 1997.




                                     E-1